Providence Service Corporation Reports Fourth Quarter and Full Year 2017 Results

Highlights for the Fourth Quarter of 2017:

•	Revenue from continuing operations of $406.9 million, a 5.5% increase from the fourth quarter of 2016

•
Income from continuing operations, net of tax, of $39.1 million, or $2.41 per diluted common share, compared to a loss of $25.7 million, or $1.77 per diluted common share, in the fourth quarter of 2016

•	Benefit from the Tax Reform Act of $29.6 million or $1.89 per diluted common share

•	Adjusted Net Income of $11.5 million, a 77.6% improvement on the fourth quarter of 2016; Adjusted EPS of $0.66, a 100.0% improvement on prior year

•	Adjusted EBITDA of $26.4 million, a 36.7% increase from the fourth quarter of 2016

•	Cash provided by operating activities of $18.1 million

•	Repurchased 708.1 thousand shares from November 3, 2017 through March 5, 2018

Highlights for the Full Year 2017:

•	Revenue from continuing operations of $1.62 billion, a 2.9% increase from 2016

•	Income from continuing operations, net of tax, of $59.8 million, or $3.50 per diluted common share, compared to a loss of $18.9 million, or $1.45 per diluted common share, in 2016

•	Adjusted Net Income of $30.3 million; Adjusted EPS of $1.65, an 8.6% improvement on prior year

•	Adjusted EBITDA of $72.4 million

•	Cash provided by operating activities of $55.0 million

•	At year-end, cash balance of $95.3 million, no long-term debt, and $170 million book carrying value of interest in Matrix. $33.3 million of year-end cash deployed for share repurchases in Q1 2018

STAMFORD, CT – March 8, 2018 – The Providence Service Corporation (the “Company” or “Providence”) (Nasdaq: PRSC), today reported financial results for the three and twelve months ended December 31, 2017.

“I am very pleased with our fourth quarter results,” stated Carter Pate, Interim Chief Executive Officer. “NET Services continued to make substantial progress on value enhancement activities, especially in regards to transportation cost reductions, and added to its successful 2017 renewal year, which already included New Jersey and Philadelphia, by securing the Virginia contract for another three years. Within WD Services, in addition to being awarded a third Work and Health Program contract, bringing total secured contract value under the program to approximately $195 million over five years, profitability continued to improve as a result of a lower corporate and shared services cost structure. Lastly our Matrix Investment continued to successfully convert its sales pipeline into new signed logos, positioning Matrix for another year of strong revenue growth in 2018. Matrix also announced and subsequently closed its acquisition of HealthFair. This positive momentum across all of our segments positions us well in 2018 for improved profitability and continued long-term value creation."

Fourth Quarter 2017 Results

For the fourth quarter of 2017, the Company reported revenue from continuing operations of $406.9 million, an increase of 5.5% from $385.8 million in the fourth quarter of 2016. Excluding the effects of changes in currency exchange rates, revenue from continuing operations increased 4.4%.

Income from continuing operations, net of tax, in the fourth quarter of 2017 was $39.1 million, or $2.41 per diluted common share, compared to losses of $25.7 million, or $1.77 per diluted common share, in the fourth quarter of 2016. Income from continuing operations, net of tax, in the fourth quarter of 2017 includes a $29.6 million benefit due to the impact of the Tax Cuts and Jobs Act (the “Tax Reform Act”). Income from continuing operations, net of tax, in the fourth quarter of 2016 includes impairment charges of $21.0 million. Income from continuing operations, net of tax, in the fourth quarters of 2017 and 2016 includes restructuring and related charges of $4.6 million and $7.4 million, respectively. Adjusted Net Income in the fourth quarter of 2017 was $11.5 million, or $0.66 per diluted common share, compared to $6.4 million, or $0.33 per diluted common share, in the fourth quarter of 2016.

Segment-level Adjusted EBITDA was $34.3 million in the fourth quarter of 2017, compared to $24.2 million in the fourth quarter of 2016. Adjusted EBITDA was $26.4 million in the fourth quarter of 2017, compared to $19.3 million in the fourth quarter of 2016.

Full Year 2017 Results

For the twelve months of 2017, the Company reported revenue from continuing operations of $1.62 billion, an increase of 2.9% from $1.58 billion in 2016. Excluding the effects of changes in currency exchange rates, revenue from continuing operations increased 3.4%.

Income from continuing operations, net of tax, for the twelve months of 2017 was $59.8 million, or $3.50 per diluted common share, compared to losses of $18.9 million, or $1.45 per diluted common share, in the twelve months of 2016. Income from continuing operations, net of tax, for the twelve months of 2017 includes a $29.6 million benefit due to the impact of the Tax Reform Act. Income from continuing operations, net of tax, for the twelve months of 2016 includes impairment charges of $21.0 million. Income from continuing operations, net of tax, for the twelve months of 2017 and 2016 includes restructuring and related charges of $11.6 million and $14.4 million, respectively. Adjusted Net Income in the twelve months of 2017 was $30.3 million, or $1.65 per diluted common share, compared to $29.9 million, or $1.52 per diluted common share, in the twelve months of 2016.

Segment-level Adjusted EBITDA was $101.7 million in the twelve months of 2017, compared to $97.8 million in the comparable period of 2016. Adjusted EBITDA was $72.4 million in the twelve months of 2017, compared to $72.2 million in the twelve months of 2016.

Share Repurchases

As previously announced, on November 2, 2017, the Board approved the extension of the Company’s stock repurchase program, authorizing the Company to repurchase up to $69.6 million (the amount remaining from the $100.0 million repurchase amount authorized on October 26, 2016) of the Company’s common stock through December 31, 2018.

From November 3, 2017 through March 5, 2018 the Company repurchased 708,095 shares of common stock for $43.8 million, or for an average price of $61.90 per share. Since beginning to repurchase shares in the fourth quarter of 2015 through March 5, 2018, the Company has repurchased 3.5 million shares of common stock, or approximately 22% of the Company’s common stock outstanding at the beginning of the fourth quarter of 2015, for $166.2 million, or for an average price of $46.86 per share. As of March 5, 2018, $25.8 million of additional share repurchase capacity existed under this program.

Segment Results

For analysis purposes, the Company provides revenue, expenses, operating income (loss), income (loss) from continuing operations, net of taxes, and Adjusted EBITDA on a segment basis. Segment results include revenue and expenses incurred by each segment, as well as an allocation of certain direct expenses incurred by Corporate on behalf of the segment. No direct expenses were incurred by Corporate on behalf of the Matrix Investment segment. The activities reflected in Corporate and Other include executive, accounting, finance, internal audit, tax, legal, public reporting, certain strategic and corporate development functions, the results of the Company’s captive insurance company and elimination entries recorded in consolidation.

NET Services

NET Services revenue was $330.6 million for the fourth quarter of 2017, an increase of 4.4% from $316.6 million in the fourth quarter of 2016. Operating income was $23.8 million, or 7.2% of revenue, in the fourth quarter of 2017, compared to $23.6 million, or 7.4% of revenue, in the fourth quarter of 2016. Included in NET Services operating income in the fourth quarters of 2017 and 2016 were $1.4 million and $1.7 million, respectively, of restructuring and related charges. NET Services Adjusted EBITDA was $28.7 million, or 8.7% of revenue, in the fourth quarter of 2017, compared to $28.8 million, or 9.1% of revenue, in the fourth quarter of 2016.

NET Services revenue was $1.32 billion for the twelve months of 2017, an increase of 6.8% from $1.23 billion for the twelve months of 2016. Operating income was $65.7 million, or 5.0% of revenue, in the twelve months of 2017, compared to $77.1 million, or 6.2% of revenue, in the comparable period of 2016. Included in NET Services operating income in the twelve months of 2017 and 2016 were $6.3 million and $2.9 million, respectively, of restructuring and related charges. NET Services Adjusted EBITDA was $85.3 million, or 6.5% of revenue, in the twelve months of 2017, compared to $92.4 million, or 7.5% of revenue, in the comparable period of 2016.

The year-over-year increase in NET Services revenue in the fourth quarter of 2017 was primarily due to increased revenue from new contracts including new MCO contracts in New York and new state regional contracts in Texas. Additionally, NET Services benefited from membership growth and rate increases on a number of existing contracts as well as retroactive rate increases to compensate for increased utilization experienced throughout the year on multiple MCO contracts. The year-over-year revenue increase was partially offset by reductions in revenue from contracts we no longer serve, including a contract with the state of New York. Adjusted EBITDA as a percentage of revenue was in line with the fourth quarter of 2016; benefiting from an expense reserve released upon the finalization of a contract amendment with a state customer, while being negatively impacted by the loss of the contract with the state of New York.

WD Services

WD Services revenue was $76.3 million for the fourth quarter of 2017, an increase of 10.4% from $69.1 million in the fourth quarter of 2016. Excluding the effects of changes in currency exchange rates, revenue increased 4.5% in the fourth quarter of 2017 versus the fourth quarter of 2016. Operating income was $2.9 million in the fourth quarter of 2017 including a $2.0 million benefit from a favorable resolution of a contingency related to the acquisition of Ingeus, compared to a $32.8 million loss in the fourth quarter of 2016. WD Services operating loss in the fourth quarter of 2016 included impairment charges of $19.6 million. Included within WD Services operating income / loss in the fourth quarters of 2017 and 2016 were restructuring and related costs of $1.5 million and $5.8 million, respectively. WD Services Adjusted EBITDA was $5.6 million, or 7.3% of revenue, in the fourth quarter of 2017 compared to a negative Adjusted EBITDA of $4.5 million, or negative 6.6% of revenue, in the fourth quarter of 2016.

WD Services revenue was $305.7 million for the twelve months of 2017, a decrease of 11.2% from $344.4 million in the twelve months of 2016. Excluding the effects of changes in currency exchange rates, revenue declined 8.9% in the twelve months of 2017 versus the twelve months of 2016. Operating income was $2.0 million in the twelve months of 2017, compared to an operating loss of $39.5 million in the comparable period of 2016. WD Services operating loss in the twelve months of 2016 included impairment charges of $19.6 million. Included within WD Services operating income / loss in the twelve months of 2017 and 2016 were restructuring and related costs of $3.6 million and $11.5 million, respectively. WD Services Adjusted EBITDA was $16.3 million, or 5.3% of revenue, in the twelve months of 2017 compared to $5.5 million, or 1.6% of revenue, in the comparable period of 2016.

The year-over-year increase in WD Services revenue in the fourth quarter of 2017 was primarily related to increases in the offender rehabilitation contract together with growth in UK Health and Youth Services programs and increases from various employability programs outside of the UK, including in Australia, France and Canada. This was partially offset by the anticipated ending of referrals under the Work Programme contract in the UK. While WD Services has successfully secured contracts under the UK's Work and Health Programme with a combined total value of approximately $195 million over 5 years, revenues under these contracts were minimal in the fourth quarter of 2017. Adjusted EBITDA was significantly higher in the fourth quarter of 2017 compared to 2016 due to the benefits from the reduced headcount related to the start of the Ingeus Futures program at the end of 2016 as well as a reduction in IT and facility costs.

Corporate and Other

Corporate and Other incurred a $9.8 million operating loss in the fourth quarter of 2017 compared to an operating loss of $7.0 million in the fourth quarter of 2016. Included within Corporate and Other operating loss in the fourth quarter of 2017 were restructuring and related costs of $1.7 million. Included within operating loss in the fourth quarter of 2016 was an impairment charge of $1.4 million related to the sale of certain real estate assets. Corporate and Other Adjusted EBITDA was negative $7.9 million in the fourth quarter of 2017 compared to negative $4.9 million in the fourth quarter of 2016.

Corporate and Other incurred a $31.7 million operating loss in the twelve months of 2017, compared to a $29.0 million operating loss in the twelve months of 2016. Included within Corporate and Other operating loss in the twelve months of 2017 were restructuring and related costs of $1.7 million as well as $3.4 million of professional costs associated with focused strategic initiatives. Included within operating loss in the twelve months of 2016 was an impairment charge of $1.4 million related to the sale of certain real estate assets. Corporate and Other Adjusted EBITDA was negative $29.2 million in the twelve months of 2017 compared to negative $25.6 million in the comparable period of 2016.

The year-over-year increase in the Corporate and Other Adjusted EBITDA loss in the fourth quarter of 2017 was primarily due to a $2.3 million increase in cash settled stock-based compensation as a result of an increase in the Company’s stock price in the fourth quarter of 2017 as compared to a decrease in the fourth quarter of 2016 as well as a decrease in the benefits associated with favorable claims experiences on our reinsurance and self-insured programs. Included within Corporate and Other Adjusted EBITDA for the fourth quarter of 2017 and the fourth quarter of 2016 is $1.6 million and $0.9 million, respectively, of expense related to a share-based long-term incentive plan. No shares were distributed under this plan as the performance hurdles were not met. As such, as of December 31, 2017, we accelerated all remaining unrecognized compensation expense for the Holding Company long-term incentive plan.

Corporate and Other included other income in the fourth quarter of 2017 of $5.4 million related to the settlement of a previously disclosed litigation related to a putative stockholder class action derivative complaint.

Matrix Investment (Equity Investment)

For the three and twelve months ended December 31, 2017, Providence recorded a gain in equity earnings of $13.0 million and $13.4 million, respectively, related to its Matrix Investment. Included within the equity income is the impact on Matrix of the Tax Reform Act.

As Providence’s interest in Matrix is accounted for as an equity method investment, the following numbers are not included within the Company’s consolidated results of operations. For the fourth quarter of 2017, Matrix’s revenue was $52.5 million, an increase of 0.4% from $52.3 million in the fourth quarter of 2016. Matrix’s operating income was $1.8 million, or 3.4% of revenue, for the fourth quarter of 2017, compared to a $0.2 million operating loss, or negative 0.4% of revenue, for the fourth quarter of 2016. Included within Matrix’s operating income in the fourth quarter of 2017 were $0.5 million of management fees paid to Matrix shareholders and acquisition costs of $0.4 million. Included within Matrix's operating income in the fourth quarter of 2016 were $4.0 million of expense related to transaction bonuses paid to the Matrix management team as well as $2.4 million of other transaction related expenses. Matrix’s Adjusted EBITDA was $11.6 million, or 22.1% of revenue, for the fourth quarter of 2017, compared to $11.7 million, or 22.5% of revenue, in the fourth quarter of 2016.

For the twelve months of 2017, Matrix’s revenue was $227.9 million, an increase of 9.7% from $207.7 million in the twelve months of 2016. Matrix’s operating income was $11.9 million, or 5.2% of revenue, for the twelve months of 2017, compared to $17.8 million, or 8.6% of revenue, for the comparable period of 2016. Included within Matrix’s operating income in the twelve months of 2017 was $2.7 million of transaction bonuses paid to the Matrix management team, $2.3 million of management fees paid to Matrix’s shareholders, $0.9 million of other transaction related expenses and acquisition costs of $1.3 million. Matrix’s Adjusted EBITDA was $51.7 million, or 22.7% of revenue, for the twelve months of 2017, compared to $51.7 million, or 24.9% of revenue, in the twelve months of 2016.

Matrix had moderate year-over-year revenue growth for the fourth quarter of 2017 with Adjusted EBITDA margins impacted by lower prices.

As of December 31, 2017, Matrix had cash of $15.0 million and $193.1 million of term loan debt outstanding under its credit facility.

On February 16, 2018 Matrix completed its acquisition of HealthFair for $160 million plus an earn-out payment contingent upon HealthFair’s 2018 performance.  The transaction combines Matrix’s expansive in-home capabilities with HealthFair’s national fleet of mobile health clinics equipped with advanced diagnostic capabilities.  With the addition of HealthFair, Matrix’s network increases to more than 6,000 community-based providers across all 50 states, including over 1,700 nurse practitioners.

HealthFair’s 2017 revenue was approximately $45 million.  HealthFair expects significant growth in 2018 supported by several recently awarded national contracts with major health plans.   The acquisition was funded through an increase in Matrix's outstanding debt and rollover equity from the seller of HealthFair.  Providence and Frazier did not contribute additional equity to fund the acquisition.  Following the transaction, Matrix had net debt of approximately $310 million with Providence retaining an ownership percentage of 43.6%.

Tax Reform

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Reform Act”) was enacted which reduces the U.S. federal corporate income tax rate to 21% commencing in 2018. As a result of the decrease in rate, the Company remeasured its deferred tax liabilities as of December 31, 2017, and recorded a provisional net tax benefit of $19.4 million in the fourth quarter of 2017. In addition, Matrix remeasured its deferred tax liabilities in connection with the Tax Reform Act, which resulted in additional equity income to Providence of $13.6 million. The Providence tax provision reflects tax expense of $3.4 million on this additional equity income. Thus, the total impact of tax reform is $29.6 million.

Investor Presentation and Conference Call

Providence will hold a conference call to discuss its financial results on Friday, March 9, 2018 at 8:00 a.m. ET. An investor presentation has been prepared to accompany the conference call and can be found on the Company’s website (investor.prscholdings.com.). To access the call, please dial:

US toll-free: 1 (844) 244 3865
International: 1 (518) 444 0681
Passcode: 8798476

Replay (available until March 16, 2018):
US toll-free: 1 (855) 859 2056
International: 1 (404) 537 3406
Passcode: 8798476

You may also access the conference call via webcast at investor.prscholdings.com, where the call also will be archived.

About Providence

The Providence Service Corporation owns subsidiaries and investments primarily engaged in the provision of healthcare services in the United States and workforce development services internationally. For more information, please visit prscholdings.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release includes EBITDA, Adjusted EBITDA and Segment-level Adjusted EBITDA for the Company and its operating segments, and Adjusted Net Income and Adjusted EPS for the Company, which are performance measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain items, including (as applicable): (1) restructuring and related charges, (2) foreign currency transactions, (3) equity in net earnings or losses of investees, (4) certain litigation related expenses or settlement income, (5) gain or loss on sale of equity investments, (6) management fees and (7) certain transaction and related costs. Segment-level Adjusted EBITDA is calculated as Adjusted EBITDA for the company excluding the Adjusted EBITDA associated with corporate and holding company costs reported as our Corporate and Other Segment. Adjusted Net Income is defined as income (loss) from continuing operations, net of tax, before certain items, including (1) restructuring and related charges, (2) foreign currency transactions, (3) equity in net earnings or losses of investees, (4) certain litigation related expenses or settlement income, (5) intangible amortization expense, (6) gain or loss on sale of equity investments, (7) the impact of the Tax Reform Act, (8) excess tax charges associated with long term incentive plans, (9) the impact of adjustments on noncontrolling interests, (10) transaction and related costs and (11) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): (1) dividends on convertible preferred stock, (2) accretion of convertible preferred stock discount, and (3) income allocated to participating stockholders, divided by the diluted weighted-average number of common shares outstanding. We utilize these non-GAAP performance measures, which exclude certain expenses and amounts, because we believe the timing of such expenses is unpredictable and not driven by our core operating results, and therefore render comparisons with prior periods as well as with other companies in our industry less meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net earnings in e quity investees are excluded from these measures, as we do not have the ability to manage these ventures, allocate resources within the ventures, or directly control their operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation from or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, our continuing relationship with government entities and our ability to procure business from them, our ability to manage growing and changing operations, the implementation of healthcare reform law, government budget changes and legislation related to the services that we provide, our ability to renew or replace existing contracts that have expired or are scheduled to expire with significant clients, and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact
Laurence Orton – VP Finance & Corporate Controller
(203) 307-2800
--financial tables to follow--

Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Statements of Income
(in thousands except share and per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016

Service revenue, net	$406,888	$385,819	$1,623,882	$1,578,245

Operating expenses:
Service expense	364,566	357,099	1,489,044	1,452,110
General and administrative expense	18,632	17,363	72,336	69,911
Asset impairment charge	—	21,003	—	21,003
Depreciation and amortization	6,753	6,546	26,469	26,604
Total operating expenses	389,951	402,011	1,587,849	1,569,628
Operating income (loss)	16,937	(16,192)	36,033	8,617

Other expenses:
Interest expense, net	296	344	1,278	1,583
Other income	(5,363)	—	(5,363)	—
Equity in net (gain) loss of investees	(13,044)	4,593	(12,054)	10,287
(Gain) loss on sale of equity investment	229	—	(12,377)	—
Loss (gain) on foreign currency transactions	(256)	(42)	345	(1,375)
Income (loss) from continuing operations before income taxes	35,075	(21,087)	64,204	(1,878)
Provision (benefit) for income taxes	(3,991)	4,570	4,401	17,036
Income (loss) from continuing operations, net of tax	39,066	(25,657)	59,803	(18,914)
Discontinued operations, net of tax	16	108,428	(5,983)	108,760
Net income (loss)	39,082	82,771	53,820	89,846
Net loss (income) attributable to noncontrolling interests	(156)	1,649	(451)	2,082
Net income (loss) attributable to Providence	$38,926	$84,420	$53,369	$91,928

Net income (loss) available to common
stockholders	$32,929	$69,838	$41,865	$74,374

Basic earnings (loss) per common share:
Continuing operations	$2.43	$(1.77)	$3.52	$(1.45)
Discontinued operations	—	6.69	(0.44)	6.52
Basic earnings (loss) per common share	$2.43	$4.92	$3.08	$5.07

Diluted earnings (loss) per common share:
Continuing operations	$2.41	$(1.77)	$3.50	$(1.45)
Discontinued operations	—	6.69	(0.44)	6.52
Diluted earnings (loss) per common share	$2.41	$4.92	$3.06	$5.07

Weighted-average number of common
shares outstanding:
Basic	13,570,615	14,199,722	13,602,140	14,666,896
Diluted	13,664,727	14,199,722	13,673,314	14,666,896

--more--
Providence Service Corporation

The Providence Service Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$95,310	$72,262
Accounts receivable, net of allowance	158,926	162,115
Other current assets (1)	42,093	53,726
Total current assets	296,329	288,103
Property and equipment, net	50,377	46,220
Goodwill and intangible assets, net	165,607	168,748
Equity investments	169,912	161,363
Other long-term assets (2)	21,865	20,845
Total assets	$704,090	$685,279

Liabilities, redeemable convertible preferred stock and stockholders' equity
Current liabilities:
Current portion of long-term obligations	$2,400	$1,721
Other current liabilities (3)	224,530	226,075
Total current liabilities	226,930	227,796
Long-term obligations, less current portion	584	1,890
Other long-term liabilities (4)	63,013	80,353
Total liabilities	290,527	310,039

Mezzanine and stockholder's equity
Convertible preferred stock, net	77,546	77,565
Stockholders' equity	336,017	297,675
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$704,090	$685,279

(1) Comprised of other receivables, restricted cash and prepaid expenses and other.
(2) Comprised of restricted cash, less current portion, deferred tax assets and other assets.
(3) Comprised of accounts payable, accrued expenses, accrued transportation costs, deferred revenue and reinsurance and related liability reserves.
(4) Includes deferred tax liabilities and other long-term liabilities.

--more--

Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands) (1)

	Twelve months ended December 31,
	2017	2016
Operating activities
Net income	$53,820	$89,846
Depreciation and amortization	26,469	47,725
Stock-based compensation	7,543	5,136
Asset impairment charge	—	21,003
Equity in net (gain) loss of investees	(12,054)	10,287
Gain on sale of equity investment	(12,377)	—
Other non-cash credits	(20,646)	(7,638)
Gain on sale of business, net of tax	—	(109,403)
Changes in working capital	12,289	(15,191)
Net cash provided by operating activities	55,044	41,765
Investing activities
Purchase of property and equipment	(19,923)	(41,216)
Sale of business, net of cash sold	—	371,580
Equity investments/loan to joint venture	10	(13,663)
Proceeds from sale of equity investment	15,593	—
Other investing activities	5,134	7,204
Net cash provided by investing activities	814	323,905
Financing activities
Preferred stock dividends	(4,418)	(4,419)
Repurchase of common stock, for treasury	(29,364)	(70,378)
Net proceeds of long-term debt	—	(304,950)
Other financing activities	(6)	2,926
Net cash used in financing activities	(33,788)	(376,821)
Effect of exchange rate changes on cash	978	(1,357)
Net change in cash and cash equivalents	23,048	(12,508)
Cash and cash equivalents at beginning of period	72,262	84,770
Cash and cash equivalents at end of period	$95,310	$72,262
(1) Includes both continuing and discontinued operations.

--more--

Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)
(Unaudited)

	Three months ended December 31, 2017
	NET Services	WD Services	Total Segment-Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$330,558	$76,330	$406,888	$—	$—	$406,888

Operating expenses:
Service expense	300,344	65,752	366,096	—	(1,530)	364,566
General and administrative expense	2,901	4,494	7,395	—	11,237	18,632
Depreciation and amortization	3,513	3,156	6,669	—	84	6,753
Total operating expenses	306,758	73,402	380,160	—	9,791	389,951

Operating income (loss)	23,800	2,928	26,728	—	(9,791)	16,937

Other expenses:
Interest expense, net	20	375	395	—	(99)	296
Other income	—	—	—	—	(5,363)	(5,363)
Equity in net (gain) loss of investees	—	(27)	(27)	(13,017)	—	(13,044)
Loss on sale of equity investment	—	229	229	—	—	229
Loss (gain) on foreign currency
transactions	—	(256)	(256)	—	—	(256)
Income (loss) from continuing
operations, before income tax	23,780	2,607	26,387	13,017	(4,329)	35,075
Provision (benefit) for income taxes	7,796	1,668	9,464	3,322	(16,777)	(3,991)
Income (loss) from continuing operations, net of taxes	15,984	939	16,923	9,695	12,448	39,066

Interest expense, net	20	375	395	—	(99)	296
Provision (benefit) for income taxes	7,796	1,668	9,464	3,322	(16,777)	(3,991)
Depreciation and amortization	3,513	3,156	6,669	—	84	6,753

EBITDA	27,313	6,138	33,451	13,017	(4,344)	42,124

Restructuring and related charges (1)	1,404	1,507	2,911	—	1,716	4,627
Equity in net (gain) loss of investees	—	(27)	(27)	(13,017)	—	(13,044)
Loss on sale of equity investment	—	229	229	—	—	229
Loss (gain) on foreign currency transactions	—	(256)	(256)	—	—	(256)
Litigation income (2)	—	—	—	—	(5,273)	(5,273)
Other (3)	—	(2,041)	(2,041)	—	—	(2,041)

Adjusted EBITDA	$28,717	$5,550	$34,267	$—	$(7,901)	$26,366
(1) Restructuring and related charges are comprised of employee separation costs, which include redundancy program costs of $1,459 within WD Services, as well as third-party consulting and implementation costs related to WD Services' value enhancement initiative of $48 and NET Services' value enhancement initiative of $1,404. They also include $1,716 of severance and other costs related to the former CEO of Providence within Corporate and Other.
(2) Litigation Income related to the settlement of a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-K.
(3) Reflects the favorable resolution of contingency related to the acquisition of Ingeus.

--more—

Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)
(Unaudited)

	Three months ended December 31, 2016
	NET Services (1)	WD Services	Total Segment-Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$316,562	$69,111	$385,673	$—	$146	$385,819

Operating expenses:
Service expense	286,545	72,351	358,896	—	(1,797)	357,099
General and administrative expense	2,923	7,064	9,987	—	7,376	17,363
Asset impairment charge	—	19,588	19,588	—	1,415	21,003
Depreciation and amortization	3,517	2,912	6,429	—	117	6,546
Total operating expenses	292,985	101,915	394,900	—	7,111	402,011

Operating income (loss)	23,577	(32,804)	(9,227)	—	(6,965)	(16,192)

Other expenses:
Interest expense, net	(1)	209	208	—	136	344
Equity in net (gain) loss of investees	—	2,804	2,804	1,789	—	4,593
Loss (gain) on foreign currency
transactions	—	(42)	(42)	—	—	(42)
Income (loss) from continuing
operations, before income tax	23,578	(35,775)	(12,197)	(1,789)	(7,101)	(21,087)
Provision (benefit) for income taxes	9,210	(288)	8,922	(674)	(3,678)	4,570
Income (loss) from continuing operations, net of taxes	14,368	(35,487)	(21,119)	(1,115)	(3,423)	(25,657)

Interest expense, net	(1)	209	208	—	136	344
Provision (benefit) for income taxes	9,210	(288)	8,922	(674)	(3,678)	4,570
Depreciation and amortization	3,517	2,912	6,429	—	117	6,546

EBITDA	27,094	(32,654)	(5,560)	(1,789)	(6,848)	(14,197)

Asset impairment charge	—	19,588	19,588	—	1,415	21,003
Restructuring and related charges (2)	1,679	5,756	7,435	—	—	7,435
Equity in net (gain) loss of investees	—	2,804	2,804	1,789	—	4,593
Loss (gain) on foreign currency transactions	—	(42)	(42)	—	—	(42)
Litigation expense (3)	—	—	—	—	491	491

Adjusted EBITDA	$28,773	$(4,548)	$24,225	$—	$(4,942)	$19,283

(1) We have reclassified certain amounts relating to our prior period results to conform to our current period presentation.
(2) Restructuring and related charges include employee separation costs related to redundancy programs within WD Services of $3,771, and $881 of former CEO departure costs within NET Services, as well as third-party consulting and implementation costs related to WD Services' value enhancement initiative of $1,985 and NET Services' value enhancement initiative of $798.
(3) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-K.
--more--

Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)
(Unaudited)

	Twelve months ended December 31, 2017
	NET Services	WD Services	Total Segment-Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$1,318,220	$305,662	$1,623,882	$—	$—	$1,623,882

Operating expenses:
Service expense	1,227,426	265,417	1,492,843	—	(3,799)	1,489,044
General and administrative expense	11,779	25,438	37,217	—	35,119	72,336
Depreciation and amortization	13,275	12,851	26,126	—	343	26,469
Total operating expenses	1,252,480	303,706	1,556,186	—	31,663	1,587,849

Operating income (loss)	65,740	1,956	67,696	—	(31,663)	36,033

Other expenses:			—
Interest expense, net	69	1,333	1,402	—	(124)	1,278
Other income	—	—	—	—	(5,363)	(5,363)
Equity in net (gain) loss of investees	—	1,391	1,391	(13,445)	—	(12,054)
(Gain) on sale of equity investment	—	(12,377)	(12,377)	—	—	(12,377)
Loss (gain) on foreign currency
transactions	—	345	345	—	—	345
Income (loss) from continuing operations,
before income tax	65,671	11,264	76,935	13,445	(26,176)	64,204
Provision (benefit) for income taxes	24,018	1,218	25,236	3,483	(24,318)	4,401
Income (loss) from continuing operations, net of taxes	41,653	10,046	51,699	9,962	(1,858)	59,803

Interest expense, net	69	1,333	1,402	—	(124)	1,278
Provision (benefit) for income taxes	24,018	1,218	25,236	3,483	(24,318)	4,401
Depreciation and amortization	13,275	12,851	26,126	—	343	26,469

EBITDA	79,015	25,448	104,463	13,445	(25,957)	91,951

Restructuring and related charges (1)	6,318	3,554	9,872	—	1,716	11,588
Equity in net (gain) loss of investees	—	1,391	1,391	(13,445)	—	(12,054)
(Gain) on sale of equity investment	—	(12,377)	(12,377)	—	—	(12,377)
Loss (gain) on foreign currency transactions	—	345	345	—	—	345
Litigation income (2)	—	—	—	—	(4,969)	(4,969)
Other (3)	—	(2,041)	(2,041)	—	—	(2,041)

Adjusted EBITDA	$85,333	$16,320	$101,653	$—	$(29,210)	$72,443
(1) Restructuring and related charges are comprised of employee separation costs, which include redundancy program costs of $2,577 and other severance costs of $182 within WD Services and NET Services chief executive officer search fees of $214, as well as third-party consulting and implementation costs related to WD Services' value enhancement initiative of $795 and NET Services' value enhancement initiative of $6,104. They also include $1,716 of severance and other costs related to the former CEO of Providence within Corporate and Other.
(2) Litigation Income related to the settlement of a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-K.

(3)	Reflects the favorable resolution of contingency related to the acquisition of Ingeus.
--more--

Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)
(Unaudited)

	Twelve months ended December 31, 2016
	NET Services (1)	WD Services	Total Segment-Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$1,233,720	$344,403	$1,578,123	$—	$122	$1,578,245

Operating expenses:
Service expense	1,132,857	320,147	1,453,004	—	(894)	1,452,110
General and administrative expense	11,406	30,300	41,706	—	28,205	69,911
Asset impairment charge	—	19,588	19,588	—	1,415	21,003
Depreciation and amortization	12,375	13,824	26,199	—	405	26,604
Total operating expenses	1,156,638	383,859	1,540,497	—	29,131	1,569,628

Operating income (loss)	77,082	(39,456)	37,626	—	(29,009)	8,617

Other expenses:
Interest expense, net	(4)	777	773	—	810	1,583
Equity in net (gain) loss of investees	—	8,498	8,498	1,789	—	10,287
Loss (gain) on foreign currency
transactions	—	(1,375)	(1,375)	—	—	(1,375)
Income (loss) from continuing
operations, before income tax	77,086	(47,356)	29,730	(1,789)	(29,819)	(1,878)
Provision (benefit) for income taxes	29,708	(1,172)	28,536	(674)	(10,826)	17,036
Income (loss) from continuing operations, net of taxes	47,378	(46,184)	1,194	(1,115)	(18,993)	(18,914)

Interest expense, net	(4)	777	773	—	810	1,583
Provision (benefit) for income taxes	29,708	(1,172)	28,536	(674)	(10,826)	17,036
Depreciation and amortization	12,375	13,824	26,199	—	405	26,604

EBITDA	89,457	(32,755)	56,702	(1,789)	(28,604)	26,309

Asset impairment charge	—	19,588	19,588	—	1,415	21,003
Restructuring and related charges (2)	2,909	11,513	14,422	—	—	14,422
Equity in net (gain) loss of investees	—	8,498	8,498	1,789	—	10,287
Loss (gain) on foreign currency transactions	—	(1,375)	(1,375)	—	—	(1,375)
Litigation expense (3)	—	—	—	—	1,574	1,574

Adjusted EBITDA	$92,366	$5,469	$97,835	$—	$(25,615)	$72,220
(1) We have reclassified certain amounts relating to our prior period results to conform to our current period presentation.
(2) Restructuring and related charges include employee separation costs related to redundancy programs within WD Services of $8,951, and $881 of former CEO departure costs within NET Services, as well as third-party consulting and implementation costs related to WD Services' value enhancement initiative of $2,562 and NET Services' value enhancement initiative of $2,028.
(3) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-K.
--more--

Providence Service Corporation

The Providence Service Corporation
Summary Financial Information of Equity Investments (1)
(in thousands)
(Unaudited)

	Three months ended December 31, 2017
	Matrix Investment	Mission Providence	Other	Total
Revenue	$52,536	$—	$691	$53,227
Operating expense (2)	41,881	—	628	42,509
Depreciation and amortization	8,883	—	5	8,888
Operating income (loss)	1,772	—	58	1,830

Other expense (income)	—	—	(12)	(12)
Interest expense	3,823	—	—	3,823
Provision (benefit) for income taxes	(29,492)	—	17	(29,475)
Net income (loss)	27,441	—	53	27,494

Interest	46.6%	75.0%	50.0%	N/A
Net income (loss) - Equity Investment	12,796	—	27	12,823
Management fee and other (3)	221	—	—	221
Equity in net gain (loss) of investee	$13,017	$—	$27	$13,044

Net Debt (4)	178,030

	Three months ended December 31, 2016
	Matrix Investment	Mission Providence	Other	Total
Revenue	$41,635	$10,106	$442	$52,183
Operating expense (2)	39,357	10,718	444	50,519
Depreciation and amortization	6,356	903	1	7,260
Operating income (loss)	(4,078)	(1,515)	(3)	(5,596)

Other expense (income)	—	(195)	(11)	(206)
Interest expense	2,949	15	—	2,964
Provision (benefit) for income taxes	(2,828)	2,400	15	(413)
Net income (loss)	(4,199)	(3,735)	(7)	(7,941)

Interest	46.8%	75.0%	50.0%	N/A
Net income (loss) - Equity Investment	(1,965)	(2,801)	(3)	(4,769)
Management fee and other (5)	176	—	—	176
Equity in net gain (loss) of investee	$(1,789)	$(2,801)	$(3)	$(4,593)
(1) The results of equity method investments are excluded from the calculation of Providence's Adjusted EBITDA and Adjusted Net Income.
(2) Excludes depreciation and amortization.
(3) Includes amounts relating to management fees due from Matrix to Providence of $247 less Providence share-based compensation expense of $26.
(4) Represents cash of $15,020 and debt of $193,050 on Matrix's standalone balance sheet as of December 31, 2017.
(5) Includes amounts relating to management fees due from Matrix to Providence of $185 less Providence share-based compensation expense of $9.

--more--

Providence Service Corporation

The Providence Service Corporation
Summary Financial Information of Equity Investments (1)
(in thousands)
(Unaudited)

	Twelve months ended December 31, 2017
	Matrix Investment	Mission Providence	Other	Total
Revenue	$227,872	$30,125	$2,185	$260,182
Operating expense (2)	182,489	28,739	2,055	213,283
Depreciation and amortization	33,512	3,150	20	36,682
Operating income (loss)	11,871	(1,764)	110	10,217

Other expense (income)	—	18	(46)	(28)
Interest expense	14,818	150	—	14,968
Provision (benefit) for income taxes	(29,613)	1	38	(29,574)
Net income (loss)	26,666	(1,933)	118	24,851

Interest	46.6%	75.0%	50.0%	N/A
Net income (loss) - Equity Investment	12,434	(1,451)	60	11,043
Management fee and other (3)	1,011	—	—	1,011
Equity in net gain (loss) of investee	$13,445	$(1,451)	$60	$12,054

	Twelve months ended December 31, 2016
	Matrix Investment	Mission Providence	Other	Total
Revenue	$41,635	$36,581	$722	$78,938
Operating expense (2)	39,357	45,234	665	85,256
Depreciation and amortization	6,356	3,559	2	9,917
Operating income (loss)	(4,078)	(12,212)	55	(16,235)

Other expense (income)	—	(853)	(19)	(872)
Interest expense	2,949	33	—	2,982
Provision (benefit) for income taxes	(2,828)	(31)	27	(2,832)
Net income (loss)	(4,199)	(11,361)	47	(15,513)

Interest	46.8%	75.0%	50.0%	N/A
Net income (loss) - Equity Investment	(1,965)	(8,521)	23	(10,463)
Management fee and other (4)	176	—	—	176
Equity in net gain (loss) of investee	$(1,789)	$(8,521)	$23	$(10,287)
(1) The results of equity method investments are excluded from the calculation of Providence's Adjusted EBITDA and Adjusted Net Income.
(2) Excludes depreciation and amortization.
(3) Includes amounts relating to management fees due from Matrix to Providence of $1,087 less Providence share-based compensation expense of $76.
(4) Includes amounts relating to management fees due from Matrix to Providence of $185 less Providence share-based compensation expense of $9.

--more--

Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA: Matrix Medical Network (1)
(in thousands) (Unaudited)

	Three months ended December 31, 2017
	HA Services Segment	Matrix Investment	Total Matrix
Revenue	$—	$52,536	$52,536
Operating expense (2)	—	41,881	41,881
Depreciation and amortization	—	8,883	8,883
Operating income	—	1,772	1,772

Other expense	—	—	—
Interest expense	—	3,823	3,823
Provision (benefit) for income taxes	—	(29,492)	(29,492)
Net income	—	27,441	27,441

Depreciation and amortization	—	8,883	8,883
Interest expense	—	3,823	3,823
Provision (benefit) for income taxes	—	(29,492)	(29,492)
EBITDA	—	10,655	10,655
Matrix management transaction bonuses	—	12	12
Management fees	—	529	529
Acquisition costs	—	412	412
Transaction costs	—	6	6
Adjusted EBITDA	$—	$11,614	$11,614

	Three months ended December 31, 2016
	HA Services Segment (3)	Matrix Investment (4)	Total Matrix
Revenue	$10,669	$41,635	$52,304
Operating expense (2)	6,776	39,357	46,133
Depreciation and amortization	—	6,356	6,356
Operating income (loss)	3,893	(4,078)	(185)

Other expense	2,302	—	2,302
Interest expense	625	2,949	3,574
Gain on disposition	(167,895)	—	(167,895)
Provision (benefit) for income taxes	59,903	(2,828)	57,075
Net income (loss)	108,958	(4,199)	104,759

Depreciation and amortization	—	6,356	6,356
Interest expense	625	2,949	3,574
Provision (benefit) for income taxes	59,903	(2,828)	57,075
EBITDA	169,486	2,278	171,764
Gain on disposition	(167,895)	—	(167,895)
Write-off of deferred financing fees	2,302	—	2,302
Matrix management transaction bonuses	—	4,033	4,033
Transaction costs	(794)	2,334	1,540
Adjusted EBITDA	$3,099	$8,645	$11,744

(1) Matrix's Adjusted EBITDA is not included within Providence's Adjusted EBITDA in any period presented.
(2) Excludes depreciation and amortization.
(3) Represents Matrix's results of operations from October 1, 2016 to October 19, 2016. These results are included within Discontinued Operations on the Company's consolidated financial statements.
(4) Represents Matrix's results of operation from October 20, 2016 to December 31, 2016. Providence accounts for its proportionate share of Matrix's results during this time period using the equity method.
--more--

Providence Service Corporation
Page 17 The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA: Matrix Medical Network (1)
(in thousands) (Unaudited)

	Twelve months ended December 31, 2017
	HA Services Segment	Matrix Investment	Total Matrix
Revenue	$—	$227,872	$227,872
Operating expense (2)	—	182,489	182,489
Depreciation and amortization	—	33,512	33,512
Operating income	—	11,871	11,871

Other expense	—	—	—
Interest expense	—	14,818	14,818
Provision (benefit) for income taxes	—	(29,613)	(29,613)
Net Income	—	26,666	26,666

Depreciation and amortization	—	33,512	33,512
Interest expense	—	14,818	14,818
Provision (benefit) for income taxes	—	(29,613)	(29,613)
EBITDA	—	45,383	45,383
Matrix management transaction bonuses	—	2,679	2,679
Management fees	—	2,331	2,331
Acquisition costs	—	412	412
Transaction costs	—	857	857
Adjusted EBITDA	$—	$51,662	$51,662

	Twelve months ended December 31, 2016
	HA Services Segment (3)	Matrix Investment (4)	Total Matrix
Revenue	$166,090	$41,635	$207,725
Operating expense (2)	123,054	39,357	162,411
Depreciation and amortization	21,121	6,356	27,477
Operating income (loss)	21,915	(4,078)	17,837

Other expense	2,302	—	2,302
Interest expense	9,929	2,949	12,878
Gain on disposition	(167,895)	—	(167,895)
Provision (benefit) for income taxes	63,254	(2,828)	60,426
Net income (loss)	114,325	(4,199)	110,126

Depreciation and amortization	21,121	6,356	27,477
Interest expense	9,929	2,949	12,878
Provision (benefit) for income taxes	63,254	(2,828)	60,426
EBITDA	208,629	2,278	210,907
Gain on disposition	(167,895)	—	(167,895)
Write-off of deferred financing fees	2,302	—	2,302
Matrix management transaction bonuses	—	4,033	4,033
Transaction costs	47	2,334	2,381
Adjusted EBITDA	$43,083	$8,645	$51,728
(1) Matrix's Adjusted EBITDA is not included within Providence's Adjusted EBITDA in any period presented.
(2) Excludes depreciation and amortization.
(3) Represents Matrix's results of operations from January 1, 2016 to October 19, 2016. These results are included within Discontinued Operations on the Company's consolidated financial statements .
(4) Represents Matrix's results of operation from October 20, 2016 to December 31, 2016. Providence accounts for its proportionate share of Matrix's results during this time period using the equity method.
--more--

Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Net Income per Common Share:
(in thousands, except share and per share data)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016

Income from continuing operations, net of tax	$39,066	$(25,657)	$59,803	$(18,914)
Net loss (income) attributable to noncontrolling interests	(156)	1,649	(451)	2,082

Asset impairment charge	—	21,003	—	21,003
Restructuring and related charges (1)	4,627	7,435	11,588	14,422
Equity in net (gain) loss of investees	(13,044)	4,593	(12,054)	10,287
Gain on sale of equity investment	229	—	(12,377)	—
Loss (gain) on foreign currency transactions	(256)	(42)	345	(1,375)
Intangible amortization expense	2,013	1,886	7,927	8,566
Litigation (income) expense, net (2)	(5,273)	491	(4,969)	1,574
Other	(2,041)	—	(2,041)	—
Impact of adjustments on noncontrolling interests	(145)	(1,053)	(159)	(1,475)
Impact of Tax Reform Act	(19,397)	—	(19,397)	—
Tax adjustment for 2015 Holding Company LTI Program	3,590	—	3,590	—
Tax effected impact of adjustments	2,239	(3,857)	(1,490)	(6,277)

Adjusted Net Income	11,452	6,448	30,315	29,893

Dividends on convertible preferred stock	(1,114)	(1,111)	(4,419)	(4,419)
Income allocated to participating securities	(1,336)	(663)	(3,341)	(3,076)

Adjusted Net Income available to common stockholders	$9,002	$4,674	$22,555	$22,398

Adjusted EPS	$0.66	$0.33	$1.65	$1.52

Diluted weighted-average number of common shares outstanding	13,664,727	14,271,935	13,673,314	14,779,398

(1) Restructuring and related charges are comprised of employee separation costs, severance and other costs related to the former CEO of Providence, NET Services chief executive officer search fees, as well as third-party consulting and implementation costs related to WD Services' Ingeus Futures initiative and NET Services' LogistiCare Member Experience initiative. See the above Segment Information and Adjusted EBITDA tables for a detailed breakdown of the restructuring and related charges for each time period presented.
(2) Income or expense related to defense cost and final settlement for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-K.

###